                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K
                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                July 29, 2004
                      (date of earliest event reported)

                STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                   as Depositor and Master Servicer under a
                       Pooling and Servicing Agreement
                           dated as of July 1, 2004
                        providing for the issuance of

                                 $669,181,417

         Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates
                                Series 2004-9

                        Delaware 333-115122 30-0183252

                  (State or other (Commission (IRS Employer
                 jurisdiction of File Number) Identification
                            Incorporation) Number)

                              383 MADISON AVENUE
                           NEW YORK, NEW YORK 10179
                   (Address of principal executive offices)

             Registrant's telephone number, including area code:

                                (212) 272-2000

Item 5.   Other Events.

The tables and materials filed separately, under cover of Form SE in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption, were prepared by Bear, Stearns & Co. Inc. (the "Underwriter") at the request of certain prospective investors, based on assumptions provided by, and satisfying the special requirements of, such prospective investors.
Such tables and assumptions may be based on assumptions that differ from the
Structuring Assumptions.  Accordingly, such tables and other materials may not be relevant to or appropriate for investors other than those specifically requesting them.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

The following Exhibit is filed separately, under cover of Form SE (filed July
30, 2004 under CIK #0001243106) in accordance with Rule 202 of Regulation S-T pursuant to a continuing hardship exemption.

99.1  Certain Computational Materials prepared by the Underwriter in connection with Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates,
Series 2004-9.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Prospectus and Prospectus Supplement of
Structured Asset Mortgage Investments II Inc. relating to its Bear Stearns
ALT-A Trust Mortgage Pass-Through Certificates, Series 2004-9.

                                     SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 29, 2004

                              STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                              (Registrant)

                              By:  /s/ Baron Silverstein
                              Baron Silverstein
                              Vice President
                              (Authorized Officer)